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Exhibit 99.1

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  Exhibit 99.1

Banco Santander Mexico, S.A.,
Institución de Banca Múltiple,
Grupo Financiero Santander México

BNY MELLON
PO Box 43078
Providence Rhode Island 02940-3078
Within USA, US territories & Canada 866 300 4353
Outside USA, US territories & Canada 201 680 6921
www.mybnymdr.com

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C 1234567890 J N T

Tax ID certification on file: <Certified Y/N>

TOTAL ADSs 12345678901234

American Depositary Share Letter of Transmittal to Tender American Depositary Shares

The Bank of New York Mellon ("U.S. Exchange Agent") has been advised of an exchange offer to acquire your Banco Santander Mexico, S.A., Institución de Banca Múltiple, Grupo Financiero Santander México ("Banco Santander México") American Depositary Shares (each of which represents five Series B Banco Santander Mexico shares) ("Santander Mexico ADSs or "ADSs""). Banco Santander, S.A., a company organized under the laws of the Kingdom of Spain (which we refer to as "Santander Spain"), will make an exchange offer (the "U.S. exchange offer") to all holders of Santander Mexico ADSs for 1.685 Santander Spain ADSs (each of which represents one Santander Spain ordinary share) ("Santander Spain ADS") less any withholding taxes that may be applicable, for each Santander Mexico ADS, upon the terms and subject to the conditions set forth in the Offer to Exchange/Prospectus dated ___________, 2019 (the "Offer to Exchange") and in this American Depositary Share Letter of Transmittal (together with any amendments or supplements thereto, the "ADS Letter of Transmittal" and, together with other related materials, as each may be amended or supplemented from time to time, the "Offer"). The Offer to Exchange can be accessed at (URL) or by calling Morrow Sodali at (800) 662-5200. No fractional Santander Spain ADSs will be issued in connection with the U.S. exchange offer.

The total number of ADSs registered to you is indicated below under the column entitled "Total ADSs" and any uncertificated ADSs are reflected under the column "Uncertificated ADSs." In order to participate in the Offer you must indicate below if you wish to tender all or some of your ADSs.

Your Banco Santander Mexico ADS certificates:

Lost	ADS Certificate Numbers	ADSs	Lost	ADS Certificate Numbers	ADSs
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234

If you hold more than 4 certificates, not all ADSs can be listed on this form.

Other Certificate Total	Total Certificated ADSs	Uncertificated ADSs	Total ADSs
12345678901234	12345678901234	12345678901234	12345678901234

1 Signature: This form **must** be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith. See Instruction 1 on the reverse side of this page. The signer(s) acknowledge(s) that it (they) has (have) received and reviewed the Offer to Exchange. The signer(s) hereby tender(s) the ADSs to the Tender Agent in accordance with the terms and conditions set forth in the Offer to Exchange and this ADS Letter of Transmittal.

X ____
Signature of Shareholder Date Daytime Telephone #

X ____
Signature of Shareholder Date Daytime Telephone #

1 2 3 4 5 6 7 8 9 0 1 2 EXOTP D D F C 0 1

PLACE AN ☒ IN ONE TENDER BOX ONLY

See Instruction numbers 2 and 3 on the reverse side of this form.

2 ☐ Tender All	or	**3** ☐ Partial Tender [ ][ ][ ][ ][ ][ ][ ][ ] ● [ ][ ][ ][ ][ ][ ] WHOLE SHARES FRACTIONS

Please complete the back if you would like to transfer ownership or request special mailing.

☐ **CHECK HERE IF SHARE CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN OR DESTROYED. SEE INSTRUCTION 6.**

Instructions for Completing this ADS Letter of Transmittal and Tendering your ADSs

Delivery of ADS Letter of Transmittal: This ADS Letter of Transmittal must be mailed or delivered by overnight courier to The Bank of New York Mellon ("U.S. Exchange Agent"). The method of delivery to the U.S. Exchange Agent at one of the addresses listed below is at the option and risk of the tendering holders of such ADSs. **Delivery by overnight courier, properly insured, is recommended.** Delivery will be deemed effective only when received by the U.S. Exchange Agent. For your convenience, a return envelope is enclosed.

Authorization and Registration: The signer(s) will, upon request, execute and deliver any additional documents reasonably deemed by the U.S. Exchange Agent to be appropriate or necessary to complete the tender. The signer(s) hereby irrevocably appoint the U.S. Exchange Agent as lawful agent and attorney in-fact of the signer(s) to effect the tender (such power of attorney being deemed coupled with an interest). All authority conferred or agreed to be conferred in this form shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the signer(s) and shall not be affected by, and shall survive, the death and incapacity of the signer(s). The signer(s) understand that tender will not be deemed to have been made in acceptable form until receipt by the U.S. Exchange Agent of this ADS Letter of Transmittal, duly completed and manually signed, and all accompanying evidences of authority. The signer(s) agree that all questions as to validity, form and eligibility of any tender of ADSs hereunder will be determined by Santander Spain.

Form W-9: The U.S. Exchange Agent requires each tendering holder to provide the U.S. Exchange Agent with such holder's correct Taxpayer Identification Number. If your Taxpayer Identification Number is not certified on our records, we have enclosed a Form W-9 for you to complete and return. **Failure to provide the information on the form may subject you to backup withholding on any reportable payment.** Santander Spain ADSs may be sold to satisfy withholding obligations. *If you are not a U.S. person, the U.S. Exchange Agent requires you to complete and submit the enclosed Form W-8BEN or other appropriate Form W-8 (which may be obtained from the website of the U.S. Internal Revenue Service at http://www.irs.com) to the U.S. Exchange Agent.*

4 **Special Transfer Instruction** (Please see Instruction number 4 below.)		**5** **Special Transfer Instruction** (Please see Instruction number 5 below.)
If you want your ADSs and/or check for cash in lieu of a fractional ADS to be issued in **another name**, fill in this section with the information for the new account/payee name.	**Signature Guarantee Medallion**	Fill in ONLY if you want your ADSs and/or check for cash in lieu of a fractional ADS to be mailed to someone other than the registered holder or to the registered holder at an address other than that shown on the front of this ADS Letter of Transmittal.
Name (Please Print First, Middle & Last Name)	(Title of Officer Signing this Guarantee)	Name (Please Print First, Middle & Last Name)
Address (Number and Street)	(Name of Guarantor - Please Print)	Address (Number and Street)
(City, State & Zip Code)	(Address of Guarantor Firm)	(City, State & Zip Code)
(Tax Identification or Social Security Number)		

INSTRUCTIONS FOR COMPLETING THE ADS LETTER OF TRANSMITTAL

1. Sign, date and include your daytime telephone number in this ADS Letter of Transmittal in Box 1. After completing all other applicable sections, return this ADS Letter of Transmittal and your original ADR certificates in the enclosed envelope. The method of delivery of any documents, including ADR certificates, is at the election and risk of the tendering ADS holder. If documents are sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested.

2. If you are tendering all your ADSs, please check Box 2 only.

3. If you are tendering some of your ADSs, please check Box 3 and indicate the number of ADSs you wish to tender.

4. If you want your Santander Spain ADSs and/or check for cash in lieu of a fractional ADS to be issued in another name, fill in Box 4. Signature(s) in Box 4 must be guaranteed by a Medallion Guarantee (as defined in the section "The Tender Offer—Procedures for Tendering into the Offer" of the Offer to Exchange).

5. Complete Box 5 only if your Santander Spain ADS and check for cash is in lieu of a fractional ADS to be delivered to a person other than the registered holder or to the registered holder at a different address.

6. ***Mutilated, Lost, Stolen or Destroyed Certificates.*** If any ADS certificate has been mutilated, lost, stolen or destroyed, the ADS holder should promptly call the ADS Depositary at 1-888-269-2377 for U.S. domestic calls or +1 201-680-6825 for international calls. The ADS holder will then be instructed by the ADS Depositary as to the steps that must be taken to replace the ADS certificate. This ADS Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed.

Return this completed and signed ADS Letter of Transmittal to the U.S. Exchange Agent at one of the addresses below.
Delivery by overnight courier is recommended.

By Mail:

The Bank of New York Mellon
Voluntary Corporate Actions—Suite V
P.O. Box 43031
Providence, Rhode Island 02940-3031
United States of America

By Overnight Delivery:

The Bank of New York Mellon
Voluntary Corporate Actions—Suite V
150 Royall Street
Canton, Massachusetts 02021
United States of America

For Assistance Please Contact

MORROW SODALI
509 MADISON AVENUE
SUITE 1206
NEW YORK, NY 10022

ADS holders Call Toll Free:
(800) 662-5200
Banks & Brokers Call Collect:
(203) 658-9400

E-mail (material requests only):
Santander@morrowsodali.com